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                                                                   EXHIBIT 21

                            SUBSIDIARIES OF THE REGISTRANT

 NAME                                         JURISDICTION OF INCORPORATION

 The National City Bank of Evansville         United States
 Evansville, Indiana

 The Peoples National Bank of Grayville       United States
 Grayville, Illinois

 First Federal Savings Bank of Leitchfield    United States
 Leitchfield, Kentucky

 First Kentucky Bank                          Commonwealth of Kentucky
 Sturgis, Kentucky

 Lincolnland Bank                             State of Indiana
 Dale, Indiana

 The Bank of Mitchell                         State of Indiana
 Mitchell, Indiana

 Pike County Bank                             State of Indiana
 Petersburg, Indiana

 Alliance Bank                                State of Indiana
 Vincennes, Indiana

 White County Bank                            State of Indiana
 Carmi, Illinois

 The First National Bank of Wayne City        United States
 Wayne City, Illinois

 NCBE Leasing Corp.                           State of Indiana
 Evansville, Indiana

 Twenty-One Southeast Third Corporation       State of Indiana
 Evansville, Indiana

 First National Bank of Bridgeport            United States
 Bridgeport, Illinois

 First Bank of Huntingburg                    State of Indiana
 Huntingburg, Indiana

 Bank of Illinois in Mt. Vernon               State of Illinois
 Mount Vernon, Illinois

 Illinois One Bank, National Association      United States
 Shawneetown, Illinois